Exhibit 10.8

MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the “Agreement”) made as of [●], 2011 (the “Effective Date”), by and between J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company (the “Sponsor”), and J.P. Morgan Institutional Investments Inc., a Delaware corporation (the “Marketing Agent”).  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the prospectus of JPM XF Physical Copper Trust, a Delaware statutory trust (the “Trust”) filed with the Securities and Exchange Commission (together with any pre- or post-effective amendment thereto and all documents filed and deemed under applicable law to be a part thereof, as it may be amended or supplemented from time to time, the “Prospectus”), which is included in the registration statement for the Trust’s shares (the “Shares”) on Form S-1 (Registration No. 333-170085) (as it may be amended or supplemented, and together with any subsequently filed registration statements of the Trust on Form S-1 or Form S-3, the “Registration Statement”).

W I T N E S S E T H :

WHEREAS, the Trust is governed by the Amended and Restated Trust Agreement, dated as of [●], by and between the Sponsor and Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), pursuant to which the Trust will issue Shares representing fractional undivided beneficial ownership in and ownership of the Trust;

WHEREAS, the Sponsor has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement, including the Prospectus, under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent; and

WHEREAS, the Sponsor wishes to retain the Marketing Agent as the sole marketing agent in order to provide certain assistance with respect to the marketing and distribution of the Trust and the Shares.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

ARTICLE 1
Appointment; Roles and Responsibilities

Section 1.01.  Appointment of the Marketing Agent.  The Sponsor hereby appoints the Marketing Agent as the marketing agent for the Trust on the terms and conditions set forth in this Agreement, and the Marketing Agent hereby accepts such appointment and agrees to act in such capacity hereunder.

Section 1.02.  Marketing Activities. The Marketing Agent shall use commercially reasonable efforts to carry out the following activities (to the extent and in the manner it determines appropriate without consent or consultation with the Sponsor, except as otherwise provided for in Sections 1.02(c), 1.02(g), 1.02(h) and 1.02(i) below) to market and promote the Trust and the Shares in the jurisdictions specified on Schedule I hereto (collectively, the “Marketing Activities”):

(a) design and develop strategies for the marketing and promotion of the Trust and the Shares;

(b) design and develop content and information for marketing, promotional and sales literature and other communications for the media, including but not limited to print and internet media (such materials, collectively with the items described in Sections 1.02(c) and 1.02(f), shall be deemed to be “Marketing Materials”).  Notwithstanding anything herein to the contrary, Marketing Materials shall be approved by the Sponsor in accordance with the provisions set forth in Section 1.05 of this Agreement;

(c) establish a website for the Trust, with the content, architecture and placement (web address and relationship between web pages) thereof as mutually agreed by the Sponsor and the Marketing Agent;

(d) make commercially reasonable use of all marketing alternatives available to the Marketing Agent for the general establishment and promotion of the Trust and the Shares;

(e) establish and maintain a toll-free telephone number and field incoming calls regarding general information relating to the Shares or the Trust; provided, however, that the Marketing Agent shall not be required to process calls relating to investor inquiries or investor complaints about individual accounts, transactions in Shares or similar matters; provided, further, that the Marketing Agent shall make reasonable efforts to direct any investor inquiries or complaints to the appropriate party responsible;

(f) establish a public relations strategy that may encompass financial analysts and journalists, trade and business publications and the general press, including but not limited to preparing and disseminating press releases and providing information to trade and business publications, as well as monitoring and serving as a contact for press and internet coverage;

(g) consult with the Sponsor on press relations strategies undertaken by the Marketing Agent;

(h) on a quarterly basis, arrange a meeting with, and discuss with and report to the Sponsor (or its designee) Marketing Activities undertaken over the previous quarter; and

(i) to the extent mutually agreed upon with the Sponsor, any additional marketing activities that the Marketing Agent and the Sponsor might agree to at a later date.

Section 1.03.  Distribution Activities.  The Marketing Agent shall use commercially reasonable efforts to carry out the following activities (to the extent and in the manner it determines appropriate without consent or consultation with the Sponsor, except as otherwise provided for in Sections 1.03(e) and 1.03(f) below) to promote and distribute the Trust and the Shares in the jurisdictions specified on Schedule I hereto with a focus on targeting the sectors and client types specified on Schedule II hereto (collectively, the “Distribution Activities”):

(a) ensure that distribution efforts of the Marketing Agent include the Trust as part of the distribution strategy in a manner similar, to the extent applicable, to its distribution efforts for other funds and investment vehicles of the Marketing Agent and its affiliates;

(b) support and provide information to financial intermediaries and broker dealers;

(c) as deemed appropriate, include coverage of the commodities and base metals markets in any research produced by the Marketing Agent;

(d) provide general information and support relating to the Trust and the Shares to financial intermediaries and broker dealers when requested by such financial intermediaries and broker dealers;

(e) on a quarterly basis, arrange a meeting with, and discuss with and present to the Sponsor (or its designee) Distribution Activities undertaken over the previous quarter; and

(f) to the extent mutually agreed upon with the Sponsor, any additional distribution activities that the Marketing Agent and the Sponsor might agree to at a later date.

For the avoidance of doubt, notwithstanding anything herein to the contrary, the Marketing Agent shall not open or hold shareholder accounts, execute transactions on behalf of shareholder accounts or engage in, assist with or be involved with the creation or redemption of Creation Units of the Shares of the Trust and shall have no responsibility with regard to the custody of physical commodities by the Trust.

Section 1.04.  Planning and Budgeting.  The Marketing Agent, in a consultation with the Sponsor, shall prepare an overall plan for carrying out the Marketing Activities each year and prepare an annual budget therefor.

Section 1.05.  Approval of Marketing Materials.  The Marketing Agent shall provide the Sponsor with copies of all Marketing Materials proposed to be distributed by it in connection with the services provided hereunder.  The Marketing Agent shall ensure that Marketing Materials are provided to the Sponsor a reasonable time in advance of their proposed use in order for the Sponsor to have sufficient time to review, comment on and approve such Marketing Materials.  The Sponsor shall promptly provide the Marketing Agent with comments to, and/or approval of, any Marketing Materials based on a reasonable time frame in light of the specific Marketing Materials. No Marketing Materials may be published, disseminated or distributed unless and until such materials have been approved by the Sponsor (such approved Marketing Materials being herein referred to as “Sponsor Approved Marketing Materials”) and, where required under applicable law, rule or regulation, the Marketing Agent shall file Sponsor Approved Marketing Materials with and/or have Sponsor Approved Marketing Materials approved by the Financial Industry Regulatory Authority (“FINRA”).  The Marketing Agent shall only use Sponsor Approved Marketing Materials in accordance with applicable law, rules or regulations. Notwithstanding anything herein to the contrary, all Sponsor Approved Marketing Materials will remain Sponsor Approved Marketing Materials until such time as the Sponsor notifies the Marketing Agent otherwise in accordance with Section 4.01(g) or pursuant to a commercially reasonable time limitation for use provided by the Sponsor at the time at which the Sponsor provides its approval. For the avoidance of doubt, once the Marketing Agent receives notice to stop using such Marketing Material or the commercially reasonable time limitation imposed by the Sponsor has lapsed, such Marketing Materials shall no longer be Sponsor Approved Marketing Materials.

Section 1.06.  Joint Reviews.

(a) In order to oversee the pre-launch development and post-launch performance of the Shares on a regular basis, the parties shall:

(i) conduct at least once each calendar quarter in which the annual review described in clause (ii) below is not conducted, a review of the performance of the Shares, with such review to include the senior officers of the Sponsor responsible for the Trust and a representative of the senior management of the Marketing Agent or its affiliates or parent organization to cover such topics as sales strategy, new business efforts, new product initiatives and trading activity; and

(ii) conduct at least once each calendar year, a review of the overall performance of the Shares, which will include a review of the most recent quarterly period, with such review to include the senior officers of the Sponsor responsible for the Trust and a representative of senior management of the Marketing Agent or its affiliates or parent organization to cover such topics as strategic direction and new business initiatives.

(b) Prior to each quarterly and annual review pursuant to this Section 1.06, the Sponsor and the Marketing Agent will jointly prepare a report covering the relevant quarterly or annual period subject to such review, with such report to cover such topics described above.

Section 1.07.  Information Provided to Marketing Agent.  In performing its duties hereunder, the Marketing Agent shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Sponsor or the service providers of the Trust, and shall not be liable or responsible for the errors and omissions of the Sponsor or such service providers; provided, however, that the foregoing shall not be construed to protect the Marketing Agent against any liability to the Sponsor or to the Trust to which the Marketing Agent would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

Section 1.08.  Conditions to Marketing Agent’s Obligations.  The obligations of the Marketing Agent hereunder are subject to the conditions that:

(a) all representations and warranties and other statements of the Sponsor herein or delivered pursuant hereto are true and correct (i) at and as of the date hereof, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Trust files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (excluding filings under Rule 12b-25), (iv) at each time the Trust accepts a creation order to issue Shares in the form of a Creation Unit to an Authorized Participant; and (v) at such other times the Marketing Agent reasonably requests, in each case as though made at and as of such dates, and the Sponsor agrees that all such representations, warranties and other statements are expressly made on and as of such dates (except, in all cases, that such representations, warranties and statements relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of the relevant document);

(b) the Sponsor shall have performed its covenants, agreements and obligations  hereunder in all material respects, except such materiality qualifier shall not apply to Section 4.01(j); and

(c) the Sponsor and the Trust will not use any other entity to perform services similar to, or the same as, Marketing Activities or Distribution Activities; provided, however, that this will not apply to (i) the sale of Creation Units to Authorized Participants or (ii) to the distribution activities of J.P. Morgan Securities LLC or its affiliated primary broker-dealer counterparts in other jurisdictions or any successors thereto, provided that such distribution activities are in accordance with the mutual understanding of responsibilities of the parties set forth in Schedule II attached hereto, which may be modified from time to time by the parties, and further provided, that the Sponsor shall be required hereunder to provide notice to the Marketing Agent prior to the commencement of any such activities that shall result in compensation that would be counted toward the percentage limitations set forth under FINRA Rule 2310(b)(4)(C)(i) or (ii).

Section 1.09.  Press Release.  Upon, and to the extent legally permissible after, the execution of this Agreement, the parties hereto shall jointly issue a press release that has been or is approved by all parties announcing the execution of this Agreement.

Section 1.10    Delegation of Duties.   The Marketing Agent may delegate its duties hereunder to one or more affiliates to perform any accounting, administrative, reporting or other services required to enable the Marketing Agent to perform its functions under this Agreement. The Marketing Agent will act in good faith in the selection, use and monitoring of affiliates, and any delegation of duties hereunder shall not relieve the Marketing Agent of any of its obligations under this Agreement. The Marketing Agent agrees that it remains liable to the Sponsor for any such affiliate’s compliance with this Agreement and applicable regulations and requirements to the same extent as if Marketing Agent itself had acted or failed to act instead of the affiliate.

ARTICLE 2
Fees and Expenses

Section 2.01.  Fees.

(a) The Marketing Agent shall be entitled to, with respect to each fiscal year during which the Marketing Agent serves as the Marketing Agent for any portion of such year, including any year in which the Agreement is terminated, and the Sponsor shall pay to the Marketing Agent, a fee for the Marketing Agent’s promotional services described hereunder (the “Promotional Fee”).  The Promotional Fee shall accrue as of the end of each fiscal year of the Trust and be payable annually in arrears within thirty days of the end of each fiscal year of the Trust, and shall be equal to the lesser of:

(i) One Million U.S. Dollars ($1,000,000); provided, however, with respect to the initial calendar year of this Agreement or the year in which this Agreement terminates, such amount shall be equal to One Million U.S. Dollars multiplied by a fraction, the numerator of which is the actual number of days in that calendar year in which this Agreement is in effect and the denominator of which is the actual number of calendar days in the applicable calendar year, and

(ii) The aggregate of all promotional or marketing expenses actually incurred by the Marketing Agent and its affiliates within the fiscal year of the Trust, through the use or engagement of third parties, in the performance of the Marketing Activities described herein (each, a “Direct Promotional Expense”), as set forth and itemized in sufficient detail to verify the source, calculation and amount of such expense in writing by the Marketing Agent for the Sponsor within fifteen days of the end of each fiscal year of the Trust.  For the avoidance of doubt, Direct Promotional Expenses shall not include any cost allocation of internal resources utilized in the Marketing Activities, nor any internal or external expenses incurred in the Distribution Activities described herein.

(b) Notwithstanding anything herein to the contrary, in no event shall the Sponsor make any payments to the Marketing Agent hereunder in violation of the percentage limitations set forth in FINRA Rule 2310(b)(4)(C) (i) or (ii).

Section 2.02.  Expenses.  Except as otherwise expressly provided in this Agreement, the Marketing Agent shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, legal, accounting and due diligence fees, costs and expenses).

ARTICLE 3
Representations and Warranties

Section 3.01.  Representations and Warranties of the Sponsor.  The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, represents and warrants to, and agrees with, the Marketing Agent that as of each date set forth in Sections 1.08(a)(i), (ii), (iii) and (iv), provided that such dates are on or after the initial effectiveness of the Registration Statement:

(a) A Registration Statement relating to the Shares has been filed with the SEC under the 1933 Act and has become effective and the conditions to the use of Form S-1 or Form S-3, as applicable, for the filing of such Registration Statement have been satisfied, and no order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for such purpose or pursuant to Section 8A of the 1933 Act against the Sponsor or any offering pursuant to the Registration Statement has been instituted or, to the Sponsor’s knowledge, is contemplated by the SEC;

(b) All materials that are provided by the Sponsor to prospective investors or filed by the Sponsor with the SEC relating to the Trust, including without limitation the Prospectus and Registration Statement (together with all documents filed as a part thereof) and any post-effective amendment thereto, and the Sponsor Approved Marketing Materials, comply in all material respects with applicable law, including the 1933 Act.  The Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Sponsor Approved Marketing Material does not contain an untrue statement of a material fact and, together with the Prospectus, does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which there were made, not misleading.  Notwithstanding the foregoing, the Sponsor makes no warranty or representation with respect to any statement included in the Prospectus,

Registration Statement or Sponsor Approved Marketing Materials that is contained in or in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Prospectus, Registration Statement or Sponsor Approved Marketing Materials; provided, however, that with respect to Sponsor Approved Marketing Materials, the Marketing Agent will not be deemed to have furnished such information if (i) such information is contained in or substantially consistent with any statement in the Prospectus or Registration Statement at the time that such statement was furnished and (ii) such information was  not provided by the Marketing Agent expressly for use in the Prospectus or Registration Statement;

(c) Any statistical and market-related data included in the Registration Statement or the Prospectus is based on or derived from sources that the Sponsor reasonably believes to be reliable and accurate, the Sponsor has obtained written consent for the use of such data from such sources to the extent required and each of the Registration Statement and the Prospectus accurately reflects the materials on which it was based or derived; provided, however, that the Sponsor makes no warranty or representation with respect to any statistical or market-related data included in the Prospectus or Registration Statement that is contained in or in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement or Prospectus;

(d) Any financial data relating to the assets of the Trust included in the Registration Statement and the Prospectus accurately reflects the financial position of the Trust as of the date indicated therein and has been prepared in compliance with the requirements of the 1933 Act and generally accepted accounting principles;

(e) The Shares of the Trust conform in all material respects to the description thereof in the Registration Statement and the Prospectus; all issued and outstanding Shares of the Trust have been duly authorized and validly issued and are fully paid and non-assessable in compliance with all applicable laws and have been properly registered under the 1933 Act; and the transaction documents described in the Prospectus authorize the Trust to issue and deliver Shares of the Trust to Authorized Participants as described in the Registration Statement and the Prospectus;

(f) The Shares have been qualified, as necessary, under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered and the rules of FINRA;

(g) The Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(h) Each of the Trust and the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(i) This Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;

(j) The Sponsor has such licenses, permits, approvals and authorizations of governmental or regulatory authorities (“Permits”), if any, as are necessary to own its property and to conduct its business in the manner described in the Registration Statement and the Prospectus; the Sponsor has fulfilled and performed all its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Sponsor under any such Permit;

(k) Neither the Sponsor nor the Trust is in breach or violation of or in default under its respective constitutive documents, or any indenture, mortgage, deed, loan or agreement to which on behalf of the Trust it is a party; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares of the Trust and the consummation of the transactions contemplated hereby will not conflict with, result in a breach or violation of or constitute a default under such documents or agreements or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust; and

(l) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending, threatened or, contemplated to which the Sponsor or the Trust is or would be a party.

Section 3.02.  Representations and Warranties of the Marketing Agent.  The Marketing Agent represents and warrants to, and agrees with, the Sponsor and the Trust that as of the date hereof:

(a) The Marketing Agent is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule; and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its activities as contemplated by this Agreement.  The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement.  The Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities laws, the applicable laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, as applicable. The Marketing Agent further represents that the Marketing Materials will (i) comply in all material respects with all applicable FINRA rules and regulations and (ii) be filed by the Marketing Agent with any applicable regulatory agencies, including FINRA’s Advertising Regulation Department, that have jurisdiction over the Marketing Agent’s conduct relating to the Marketing Activities and the Distribution Activities and that require such filings be made by the Marketing Agent; provided, however, this shall not apply to filings that do not reasonably fall within the duties typically provided by broker-dealers in similar situations;

(b) The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes a valid and binding obligation of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

ARTICLE 4
Covenants

Section 4.01.  Certain Covenants of the Sponsor.  The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, covenants and agrees:

(a) That all materials that are to be provided by the Sponsor to existing or prospective investors or filed by the Sponsor with the SEC relating to the Trust as of the each date set forth in Sections 1.08(i), (ii), (iii) and (iv), including without limitation, the Prospectus and Registration Statement (together with all documents filed or deemed to be filed under applicable law, as a part thereof) and any post-effective amendment thereto shall comply in all material respects with applicable law, rules and regulation, including the 1933 Act, and shall not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(b) As of the date that they are approved and as of the each date set forth in Sections 1.08(i), (ii), (iii) and (iv), that the Sponsor Approved Marketing Materials shall comply in all material respects with applicable law, rules and regulations, including the 1933 Act and shall not include an untrue statement of material fact;

(c) To furnish to the Marketing Agent, at the expense of the Trust, as many copies of the Prospectus, including any applicable amendments and supplements thereto, as the Marketing Agent may reasonably request for the purposes contemplated hereby;

(d) To furnish to the Marketing Agent in a prompt manner any information requested by the Marketing Agent in connection with monitoring compliance with applicable FINRA limitations, including, but not limited to, under FINRA Rule 2310;

(e) To advise the Marketing Agent promptly and, if requested by the Marketing Agent, to confirm such advice in writing when any post-effective amendment to the Registration Statement has become effective;

(f) To prepare such amendments or supplements to the Registration Statement or the Prospectus and to file such amendments or supplements with the SEC, when and as required by the 1933 Act and the rules and regulations of the SEC thereunder, including if reasonably requested by the Marketing Agent; and to advise the Marketing Agent promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of a stop order suspending the effectiveness of such Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;

(g) To advise the Marketing Agent promptly of the happening of any event during the term of this Agreement that could require amending the Prospectus, Registration Statement or Sponsor Approved Marketing Materials then being used so that such Prospectus, Registration Statement or Sponsor Approved Marketing Materials, respectively, would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to paragraph (f) hereof, to prepare and furnish to the Marketing Agent at the expense of the Trust promptly such amendments or supplements to such Prospectus or Registration Statement, as applicable, as may be necessary to reflect any such change;

(h) To (i) furnish to the Marketing Agent promptly during the term of this Agreement, to the extent they are not publicly available, (A) copies of any reports, proxy statements or other communications that are sent to each of the Trust’s shareholders and beneficial owners or published or publicly disseminated by the Trust from time to time, (B) copies of documents or reports filed with any national securities exchange on which any class of securities of the Trust is listed and (C) such other information as the Marketing Agent may reasonably request regarding the Trust, and (ii) make available for inspection by the Marketing Agent and its attorneys, accountants and other advisors or agents, financial and other records reasonably related to the Marketing Agent’s services hereunder, to the extent not publicly available, and use its reasonable efforts to cause the officers, directors and employees of the Trustee and the Sponsor and the Trust’s attorneys and independent accountants to supply such other relevant information reasonably requested by the Marketing Agent and its attorneys, accountants and other advisors and agents;

(i) That it will notify the Marketing Agent promptly if any of the representations, warranties and covenants made by the Sponsor contained in this Agreement become inaccurate at any time during the term of the Agreement;

(j) That the Sponsor will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the applicable laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder, including, but not limited to, the filing of Sponsor Approved Marketing Materials with the SEC, if required by applicable federal securities laws, and the prospectus delivery requirements under the applicable federal securities laws and any applicable rules promulgated thereto; and without the prior written consent of the Marketing Agent, not to create or distribute,  or cause the Trust, an affiliate or another party to create or distribute, any marketing, promotional or sales literature or other communications for the media, including but not limited to print and internet media, except the Sponsor Approved Marketing Materials.

Section 4.02.  Covenants of the Marketing Agent.  The Marketing Agent covenants and agrees:

(a) That any historical return data of the Trust that will be provided for the purpose of marketing the Shares will fairly present the performance of the Trust;

(b) That any financial, market or performance information provided for the purpose of marketing the Shares will be prepared in good faith with a reasonable basis for the assumptions and conclusions reached therein;

(c) That the Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the applicable laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, as applicable, including, but not limited to, the filing of Marketing Materials with FINRA, if required, and the prospectus delivery requirements under the applicable federal securities laws and any applicable rules promulgated thereto;

(d) That it will notify the Sponsor promptly if any of the representations, warranties and covenants made by the Marketing Agent contained in this Agreement become inaccurate at any time during the period of the Marketing Agent’s engagement hereunder;

(e) With respect to its Marketing Activities and Distribution Activities set forth herein, the Marketing Agent (i) shall perform due diligence on financial intermediaries or distributors as it deems appropriate in connection with its Marketing Activities and Distribution Activities, (ii) shall make reasonable efforts to target financial intermediaries and distributors that are in good standing with FINRA(iii) shall not use any Marketing Material other than Sponsor Approved Marketing Material in the performance of its Marketing Activities and Distribution Activities set forth herein, and (iv) shall not make any representations inconsistent with the information contained in the Prospectus in the performance of its Marketing Activities and Distribution Activities set forth herein; and

(f) That it will provide the Sponsor with all comments received from FINRA with respect to the Sponsor Approved Marketing Materials within a reasonable period of time following the receipt of such comments.

ARTICLE 5
Use of Names and Brand

Section 5.01.  Use of the Marketing Agent’s Name.  Neither the Trust nor the Sponsor shall use (or permit the use of) the name of the Marketing Agent in any prospectus, sales literature or other marketing materials relating to the Trust in any manner without the prior written consent of the Marketing Agent (which shall not be unreasonably withheld); provided, however, that the Marketing Agent hereby approves and consents to all lawful uses of the name of the Marketing Agent in the Prospectus and in all other materials that merely refer in accurate terms to the Marketing Agent’s appointment hereunder or that are required under applicable law.

Section 5.02.  Use of the Trust’s Name and the Sponsor’s Name.  The Marketing Agent shall not use (or permit the use of) the name of the Trust or the Sponsor in any publicly disseminated materials, other than in Sponsor Approved Marketing Materials, in any manner without the prior consent of the Sponsor (which shall not be unreasonably withheld); provided, however, that the Sponsor hereby approves and consents to all lawful uses of the Trust’s or the Sponsor’s name in Sponsor Approved Marketing Materials and in any required regulatory filings of the Marketing Agent or its affiliates that merely refer in accurate terms to the appointment of the Marketing Agent hereunder, or that are required by applicable law.

ARTICLE 6
Indemnification

Section 6.01.  Indemnification of the Marketing Agent.

(a) The Sponsor agrees to indemnify, defend and hold harmless the Marketing Agent and its partners, shareholders, members, directors, officers and employees or any person that “controls” any such person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Agent Indemnified Persons”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and reasonable fees of counsel) (collectively, “Losses”) that any Agent Indemnified Person may incur, insofar as such Losses arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in or in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in such Registration Statement, the Prospectus, or any material omissions from such information;

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Sponsor Approved Marketing Materials relating to the Trust or the Shares, except insofar as any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement, the Prospectus or such Sponsor Approved Marketing Materials relating to the Trust or the Shares or any material omissions from such furnished information; provided, however, that with respect to Sponsor Approved Marketing Materials, the Marketing Agent will not be deemed to have furnished such information if (i) such information is contained in or substantially consistent with any statement in the Prospectus or Registration Statement at the time that such statement was furnished and (ii) such information was not provided by the Marketing Agent expressly for use in the Prospectus or Registration Statement;

(iii) any breach by the Sponsor of any representation, warranty or covenant contained in this Agreement or the failure by the Sponsor to perform when and as required by this Agreement or to comply with the terms of the Agreement.

(b) In no event shall Section 5.01(a) be deemed to require the Sponsor to indemnify, defend or hold harmless any Agent Indemnified Person against any liability to which such Agent Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of any of its duties or obligations under this Agreement. The Sponsor shall not be liable for special, consequential or incidental damages hereunder. The indemnification provided for hereunder shall be in addition to any liability which the parties may otherwise have.

Section 6.02.  Indemnification of the Sponsor.

(a) The Marketing Agent agrees to indemnify, defend and hold harmless each of the Sponsor and the Trust and their respective partners, shareholders, members, directors, officers and employees, or any person that “controls” any such person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Sponsor Indemnified Persons”), from and against any Losses that any such Sponsor Indemnified Person may incur, insofar as any such Losses arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in or in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in (y) the Registration Statement or Prospectus, or (z) the Marketing Materials; provided, however, that neither (y) nor (z) shall apply to statements included in or substantially consistent with information contained in the Prospectus or Registration Statement or other information provided by the Sponsor to the Marketing Agent at the time that such statement was provided by or on behalf of the Marketing Agent expressly for use therein (unless the Marketing Agent provided such information in the Prospectus or Registration Statement as set forth in this section 6.02(a)(i)(y)); or

(ii) any breach by the Marketing Agent of any representation, warranty or covenant contained in this Agreement or the failure by the Marketing Agent to perform when and as required by this Agreement or to comply with the terms of the Agreement.

(b) In no event shall Section 5.02(a) be deemed to require the Marketing Agent to indemnify, defend or hold harmless any Sponsor Indemnified Person against any liability to which such Sponsor Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of any of its duties or obligations under this Agreement. The Marketing Agent shall not be liable for special, consequential or incidental damages hereunder. The indemnification provided for hereunder shall be in addition to any liability which the parties may otherwise have.

Section 6.03.  Proceedings.  If any action, suit or proceeding (each, a “Proceeding”) is brought against an Agent Indemnified Person or a Sponsor Indemnified Person (the “indemnified party”) in respect of which indemnity may be sought pursuant to this Article 5 against the Sponsor or the Marketing Agent, as applicable (the “indemnifying party”), the indemnified party shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the indemnifying party shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnifying party and payment of all fees and expenses; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party hereunder except to the extent that the indemnifying party has been materially prejudiced by such failure.  The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or (iii) the indemnified party shall have reasonably concluded based upon the reasonable advice of counsel that there may be defenses available to it which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party).  In any of which events described in clauses (i) through (iii) above, such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable hereunder for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without the indemnifying party’s written consent, but if settled with the indemnifying party’s written consent, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

Section 6.04.  Investigation.  The indemnity agreements contained in this Article 6 shall remain in full force and effect regardless of any investigation made by or on behalf of any Agent Indemnified Person or Sponsor Indemnified Person, and shall survive any termination of this Agreement.  Each of the Sponsor and the Marketing Agent agrees to notify the other promptly of the commencement of any Proceeding against it or any Sponsor Indemnified Person or Agent Indemnified Person, as applicable, (and, in the case of the Sponsor, against any of the Sponsor’s officers or directors) in connection with the Registration Statement, the Prospectus, the issuance and sale of the Shares or any matters set forth in the Agreement.

ARTICLE 7
Miscellaneous

Section 7.01.  Term.

(a) This Agreement shall become effective as of the Effective Date and shall continue until two years from such date, and thereafter shall continue automatically for successive annual periods; provided, that, each such renewal is specifically approved at least annually by the Sponsor; and provided further, that this Agreement is terminable without penalty at any time by the parties upon at least sixty (60) days prior written notice from the terminating party to the other party.

(b) Upon the expiration or termination of this Agreement:

(i) this Agreement shall be of no further force or effect; provided, however, that such expiration or termination shall not affect any obligation of a party for breach of any provisions of this Agreement prior to the date of such expiration or termination; and provided, further, that Section 2.01 (solely with respect to any accrued unpaid fees), Article 5, Section 7.02 and Section 7.06 shall each survive the expiration or termination of this Agreement;

(ii) the Marketing Agent, at the Sponsor’s expense and direction, shall transfer to the Sponsor or its designee, all relevant books, records and other data established or maintained by the Marketing Agent under this Agreement that is not Confidential Information (as defined below) of the Marketing Agent; and

(iii) the Marketing Agent and the Sponsor shall cooperate reasonably with each other in connection with any notices or filings to be made with any governmental entity or regulatory body required as a result of such expiration or termination.

Section 7.02.  Confidential Information.

(a) Except as otherwise required by applicable law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence for a period of two years from the date hereof.

(b) Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (collectively,

“Confidential Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business.  Each party agrees that should it come into possession of Confidential Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law, judicial process or pursuant to a request from a regulatory authority.  Confidential Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon Confidential Information. If a party hereto is requested or required by depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or is otherwise required by law, statute, regulation, writ, decree or the like to disclose Confidential Information of the other party, unless prohibited from doing so by applicable law or regulation, such party will provide the other party hereto with prompt written notice of any such request or requirement.

(c) In the event of a material breach by a party hereto of Section 7.02(a) or Section 7.02(b) of this Agreement, such party acknowledges and agrees that damages would be an inadequate remedy and that the other party shall be entitled to seek preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information without posting of bond or other security, but nothing herein shall preclude a party hereto from pursuing any other action or remedy for any breach or threatened breach of this Agreement.  All remedies under this Section 7.02(c) shall be cumulative.

Section 7.03.  Notices.  Any notice required or permitted to be given by any party to the other under this Agreement shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of facsimile, email or other electronic transmission, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Sponsor at:

Global Commodities Group
Attention: Head of Commodity Investor Sales
383 Madison Avenue, 10th Floor
New York, NY 10179

JPMorgan Legal Department
Attention: Structured Products Group
277 Park Avenue, 13th Floor
New York, NY 10172-0003

If to the Marketing Agent at:

J.P. Morgan Institutional Investments Inc.
270 Park Avenue, 6th Floor
New York, NY 10017
Attention:  George C.W. Gatch
Telephone: (212) 648-2357
Fax:  (212) 648-2587

with copies to:

Richard Chambers
J.P. Morgan Asset Management
270 Park Avenue, 6th Floor
New York, NY 10017
Telephone: (212) 648-2455
E-mail: richard.i.chambers@jpmorgan.com

Jed Laskowtiz
J.P. Morgan Asset Management
270 Park Avenue, 6th Floor
New York, NY 10017
Telephone: (212) 648-2508
E-mail: jed.laskowitz@jpmorgan.com

Ronald Walker
J.P. Morgan Asset Management
1111 Polaris Parkway, Floor 2J
Columbus, OH, 43240-2050, United States
Telephone: (614) 213-5920
E-mail: ronald.r.walker@jpmorgan.com

Section 7.04.  Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party hereto.

(c) Except as set forth in the Agreement, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, the indemnified persons referred to in Article 7 of this Agreement and their respective permitted successors and assigns.

Section 7.05.  Waiver; Amendment.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 7.06.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 7.07.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.08.  Entire Agreement.  This Agreement sets out the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein, whether oral or written.

Section 7.09.  Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Prospectus.

Section 7.10.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Remainder of Page Intentionally Left Blank; Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

J.P. MORGAN COMMODITY ETF SERVICES LLC
By:
Name:[●]
Title:[●]

J.P. MORGAN INSTITUTIONAL INVESTMENTS INC.
By:
Name:[●]
Title:[●]

Schedule I

Marketing Jurisdictions

United States (including all U.S. states and territories)